Exhibit 23.5

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.
Room 1014-1018, Tower B, No.500 Yunjin Road,
Xuhui District,
Shanghai, 200232
P.R.China
Tel: +86 21 5407 5780/82/83
Fax: +86 21 3209 8500
www.frost.com

December 21, 2015

China Online Education Group
6th Floor Deshi Building North,
Shangdi Street, Haidian District,
Beijing 100085,

People’s Republic of China

Re: China Online Education Group

Ladies and Gentlemen,

We understand that China Online Education Group (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports and amendments thereto, in the Registration Statement and any amendments thereto, in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”), on the websites of the Company and its subsidiaries and affiliates, in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

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Yours faithfully,
For and on behalf of
Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Charlotte Wang
Name:	Charlotte Wang
Title:	Director